UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 24, 2015

LYNDEN ENERGY CORP.

(Exact name of registrant as specified in its charter)

British Columbia	000-55301
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Suite 1200 888 Dunsmuir Street Vancouver, British Columbia		V6C 3K4
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (604) 629-2991

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure

On June 24, 2015, Lynden Energy Corp. (the “Company”) announced that it has received approval from the TSX Venture Exchange (the “TSXV”) to proceed with a normal course issuer bid (the “Bid”), whereby the Company may purchase up to 6,500,000 common shares, representing approximately 5% of the Company’s issued and outstanding share capital. The normal course issuer bid will be conducted through the facilities of the TSXV and purchases may be made any time during the 12-month period beginning June 29, 2015 and ending on June 28, 2016. The common shares purchased by the Company will be cancelled.

See Exhibit 99.1 annexed to this current report on Form 8-K for further details with respect to the Bid.

Pursuant to General Instruction B.2 of Form 8-K, the information in this Item 7.01 of Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934 or otherwise be subject to the liabilities of that section, or is it incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit 99.1 – News Release issued by the Company dated June 24, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LYNDEN ENERGY CORP.

By:	/s/ Colin Watt
Colin Watt
President, Chief Executive Officer, Corporate Secretary and Director

Dated: June 24, 2015

EXHIBIT INDEX

Exhibit Number	Exhibit Title

99.1	— News Release issued by the Company dated June 24, 2015